Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

5.00% Convertible Notes due 2022

for any and all outstanding

5.00% Convertible Notes due 2022

(CUSIP Nos. 677240AB9 and 677240AC7)

of

Ohio Casualty Corporation

Pursuant to, and subject to the terms and conditions described in,

the Offering Memorandum dated February 22, 2005

You must use this form, or a form substantially equivalent to this form, to accept the offer (the “Exchange Offer”) of Ohio Casualty Corporation (“Ohio Casualty”) made pursuant to the offering memorandum dated February 22, 2005 (as may be amended and supplemented from time to time, the “Offering Memorandum”) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach HSBC Bank USA, N.A., as exchange agent (the “Exchange Agent”), prior to 12:00 midnight, New York City time, on March 21, 2005 unless extended or earlier terminated by us (the “Expiration Date”).

This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 5.00% Convertible Notes due 2022 of Ohio Casualty (the “Old Notes”) pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s Automated Tender Offer Program system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:

HSBC BANK USA, N.A.

Corporate Trust & Loan Agency

One Hanson Place

Lower Level

Brooklyn, NY 11243

Attn: Paulette Shaw

Personal & Confidential

Ohio Casualty Corporation Offer to Exchange

By Facsimile Transmission: (718) 488-4488

For Confirmation by Telephone: (718) 488-4475 or (800) 662-9844

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Offering Memorandum and the accompanying Letter of Transmittal, the undersigned hereby tenders to Ohio Casualty the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Offering Memorandum.

The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 12:00 midnight, New York time, on the Expiration Date. Tenders of Old Notes may be withdrawn as provided in the Offering Memorandum.

DESCRIPTION OF RESTRICTED OLD NOTES (CUSIP NO. 677240AB9)
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Notes	Principal Amount Tendered**

Total

*  For book-entry to The Depository Trust Company, please provide account number.

**Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. See Instruction l of the Letter of Transmittal.

DESCRIPTION OF UNRESTRICTED OLD NOTES (CUSIP NO. 677240AC7)
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Notes	Principal Amount Tendered**

Total

*  For book-entry to The Depository Trust Company, please provide account number.

**Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. See Instruction l of the Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

    Signature(s) of Owner(s) or Authorized Signatory                                                                  Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

DO NOT SEND OLD NOTES WITH THE FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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